[Letterhead]

Williams & Webster, P.S.
601 W. Riverside, Suite 1940
Spokane, WA 99201

March 24, 2006

Securities and Exchange Commission
100 F. Street N.E.
Washington, D.C. 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Viral Genetics, Inc.’s Form 8-K/A filed on March 24, 2006, and we agree with the statements made therein.

Your truly,

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, WA